As filed with the Securities and Exchange Commission on March 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAVARA INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-1318182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6836 Bee Cave Road Building I, Suite 205 Austin, TX	78746
(Address of principal executive offices)	(Zip code)

SAVARA INC. 2015 OMNIBUS INCENTIVE PLAN

SAVARA INC. 2021 INDUCEMENT EQUITY INCENTIVE PLAN

(Full title of the plan)

Matthew Pauls

Chief Executive Officer

Savara Inc.

6836 Bee Cave Road

Building I, Suite 205

Austin, TX 78746

(Name and address of agent for service)

(512) 614-1848

(Telephone number, including area code, of agent for service)

Copies to:

John Martini, Esq.

Holland & Knight LLP

2929 Arch Street, Suite 800

Philadelphia, PA 19104

(215) 252-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

Savara Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register the offer and sale of an additional 3,000,000 shares of common stock of the Registrant for issuance under the Savara Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”) and an additional 750,000 shares of common stock of the Registrant for issuance under the Savara Inc. 2021 Inducement Equity Incentive Plan (the “Inducement Plan”). In accordance with General Instruction E to Form S-8, the contents of the prior registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2015 (File No. 333-206330), June 29, 2018 (File No. 333-225998), and March 30, 2022 (File No. 333-263976) with respect to the 2015 Plan and on July 6, 2021 (File No. 333-257711), March 30, 2022 (File No. 333-263976), November 21, 2022 (File No. 333-268494), and January 20, 2023 (File No. 333-269310) with respect to the Inducement Plan, are hereby incorporated by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registration Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written or oral request to: Savara Inc., Attn: Chief Financial & Administrative Officer, 6836 Bee Cave Road, Building I, Suite 205, Austin, Texas, 78746, Tel: (512) 614-1848.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (other than information in a report on Form 8-K that is furnished and not filed pursuant to Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

2

(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 30, 2023, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(ii) The Registrant’s Current Reports on Form 8-K filed with the Commission pursuant to Section  13 of the 1934 Act on February  14, 2023 and March 2, 2023; and

(iii) The description of the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form 8-A filed on April 27, 2017 (File No. 001-32157-17789572), including any amendment or report updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Documents

4.1	Savara Inc. Amended and Restated 2015 Omnibus Incentive Plan, as amended

4.2	Savara Inc. 2021 Inducement Equity Incentive Plan, as amended

5.1	Opinion of Holland & Knight LLP

23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2	Consent of Holland & Knight LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

107	Filing fee table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 30, 2023.

SAVARA INC.

By:	/s/ Matthew Pauls
Matthew Pauls
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Matthew Pauls and David Lowrance, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Matthew Pauls Matthew Pauls	Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2023

/s/ Dave Lowrance Dave Lowrance	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2023

/s/ Nevan Elam Nevan Elam	Director	March 30, 2023

/s/ Rick Hawkins Rick Hawkins	Director	March 30, 2023

/s/ Joseph McCracken	Director	March 30, 2023
Joseph McCracken

/s/ David Ramsay	Director	March 30, 2023
David Ramsay

/s/ Ricky Sun	Director	March 30, 2023
Ricky Sun

/s/ An Van Es-Johansson An Van Es-Johansson	Director	March 30, 2023